Exhibit 1

OI S.A. – UNDER JUDICIAL REORGANIZATION,

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – UNDER JUDICIAL REORGANIZATION

AND

OI BRASIL HOLDINGS COÖPERATIEF U.A. – UNDER JUDICIAL REORGANIZATION
ANNOUNCE CLOSING OF THE PRE-EMPTIVE RIGHTS OFFERING
AND
CLOSING DATE FOR QUALIFIED RECOVERY SETTLEMENT

RIO DE JANEIRO, RJ, BRAZIL, July 25, 2018 — Oi S.A. – Under Judicial Reorganization (“Oi”), Portugal Telecom International Finance B.V. – Under Judicial Reorganization (“PTIF”) and Oi Brasil Holdings Coöperatief U.A. – Under Judicial Reorganization (“Oi Coop”; and together with Oi and PTIF, collectively the “Issuers”) announce today the closing of its previously announced pre-emptive rights offering of 68,263 New Shares and 5,197 Warrants.

In addition, the Issuers announce today that the closing date for the settlement of the Qualified Recovery will be July 27, 2018 (the “Settlement Date”).

Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Information Statement dated June 15, 2018 (as supplemented by the Supplement to the Information Statement dated July 3, 2018, the “Information Statement”).

The Qualified Recovery will consist of US$1,653,557,000 aggregate principal amount of New Notes, an aggregate of 302,846,268 New ADSs, an aggregate of 23,250,281 PTIF-held ADSs, an aggregate of 23,295,054 New ADWs, and an aggregate of US$124,837.89 in cash.

As a result, Qualified Holders will receive for each US$1,000 of Bondholder Credits accepted in accordance with the previously announced settlement procedures (subject to rounding as described in the Information Statement) approximately:

•         US$195.61 aggregate principal amount of the New Notes (CUSIP: P7354PAA2; ISIN: USP7354PAA23)

•         35.82 ADSs (CUSIP: 670851500; ISIN: US6708515001) representing 179.08 New Shares (CUSIP: 670851401; ISIN: BROIBRACNOR1);

•         2.75 ADSs (CUSIP: 670851500; ISIN: US6708515001) representing 13.75 PTIF-Held Shares (CUSIP: 670851401; ISIN: BROIBRACNOR1);

•         2.75 ADWs (CUSIP: 670851609; ISIN: US6708516090) representing Warrants (ISIN: BROIBRN01OR5) to acquire ADSs representing 13.78 common shares of Oi (CUSIP: 670851401; ISIN: BROIBRACNOR1) to be issued in the form of ADSs (CUSIP: 670851500; ISIN: US6708515001); and

•         US$0.01 in cash.

Qualified Holders that did not validly participate and surrender their Notes in accordance with the settlement procedures set forth in the Information Statement will ONLY be entitled to receive the Default Recovery.

Copies of the Information Statement are available through the settlement website at https://sites.dfkingltd.com/oisettlement.

The Qualified Recovery was offered in reliance on an order from a United States bankruptcy court that granted the Issuers relief from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to Section 1145 of the U.S. bankruptcy code.

Special Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Brazilian applicable regulation. Statements that are not historical facts, including statements regarding the beliefs and expectations of the Issuers, business strategies, future synergies and cost savings, future costs and future liquidity are forward-looking statements. The words “will,” “may,” “should,” “could,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “plans,”

“targets,” “goal” and similar expressions, as they relate to the Issuers or their management,  are intended to identify forward-looking statements. There is no guarantee that the expected events, tendencies or expected results will actually occur, or that the Qualified Recovery will occur on the terms described, or at all. Such statements reflect the current views of management of the Issuers and are subject to a number of risks and uncertainties. Such statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, corporate approvals, operational factors and other factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to the Issuers or their affiliates, or persons acting on their behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made. Except as required under the Brazilian or U.S. federal securities laws or the rules and regulations of the CVM, the SEC or of regulatory authorities in other applicable jurisdictions, The Issuers and their affiliates disclaim any obligation to update, revise or publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. You are advised, however, to consult any further disclosures the Issuers make on related subjects in reports and communications that the Issuers file with the CVM and the SEC.

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